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                                                                     Exhibit 4.4
                       ASSIGNMENT AND SECURITY AGREEMENT

     AGREEMENT made this 20th day of August, 1996 by and between Red Bell Brewery & Pub Company, a Pennsylvania corporation with offices located at 3100 Jefferson Street, Philadelphia, PA, 19121 (the "Borrower") and CoreStates Bank, N.A., a national banking association with offices at 1345 Chestnut Street, 3rd Floor, Philadelphia, PA 19107 (the "Bank").


BACKGROUND

     The Borrower has entered into an agreement (the "Facility Agreement") dated _________________, 1996 with ARAMARK Leisure Services, Inc., a Delaware corporation ("ARAMARK"), pursuant to which the Borrower and ARAMARK have agreed to open and operate a brewery and brew pub in the CoreStates Center in Philadelphia (the "Facility"). Pursuant to the terms of the Facility Agreement, ARAMARK has agreed, as set forth therein, to make certain payments to the Borrower including, but not limited to, the Early Termination Fee as described in Section 1.4 of the Agreement, and the payment described in Section 10 of the Facility Agreement ("Annual Fee"). A true, complete and correct copy of the Facility Agreement is attached hereto as Exhibit "A". The Borrower has requested that the Bank extend to the Borrower a credit facility, in the amount of $600,000, which facility will be evidenced by a commercial promissory note, dated this date, executed by the Borrower and delivered to the Bank (the "Note"). In order to secure the Borrower's obligations under the Note, the Borrower has agreed to assign to the Bank, and to grant the Bank a security interest in, all the Borrower's rights to receive payments under the Facility Agreement, all on the terms, and subject to the conditions, set forth herein.


AGREEMENTS

     The parties hereto, intending to be legally bound, hereby agree:

         1. Assignment and Grant of Security Interest. Borrower hereby unconditionally, absolutely and presently sells, grants, transfers, assigns, releases and conveys to the Bank all of Borrower's right, title and interest in and to, and hereby grants to the Bank a security interest, under the Uniform Commercial Code of Pennsylvania, as amended, in, all the Borrower's rights to the payment of monies under the Facility Agreement, including, but not limited to, the Early Termination Fee, the Annual Fee, all present and future rents, payments in lieu of rent, indemnifications, damages, expense reimbursements, income, receipts, profits, revenues, royalties, earnings,
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accounts receivable, security deposits, causes of action, rights and benefits arising from the use, occupancy and operation of the Facility, all present and future proceeds of policies of insurance covering the loss of rent or property and other sums payable under the Facility Agreement from any cause, including, without limitation, resulting from destruction or damage to any portion of the Facility, or any equipment therein, proceeds from the termination, surrender or rejection of the Facility Agreement, or from the buyout of any of the Borrower's rights thereunder, settlement payments made by or on behalf of ARAMARK, and any and all other payments or benefits now due or which may be hereafter become due under and by virtue of the Facility Agreement or otherwise in connection with the use, leasing, licensing, possession or operation of the Facility (collectively, the "Collateral"). This grant, transfer, assignment, and . conveyance of the Collateral gives the Bank the present, unconditional and absolute right and title to the Collateral and the right to collect, receive and apply to the obligations of the Borrower to the Bank all payments constituting Collateral. In furtherance of the foregoing, the Borrower hereby pledges, grants, sells, transfers, conveys, releases and assigns to the Bank, and also grants the Bank a security interest in all of Borrower's right, title and interest to exercise Borrower's benefits, rights and remedies under the Facility Agreement. To the extent that any payments are made to the Borrower under the Facility Agreement, notwithstanding the assignment contained herein, such payment shall be held by the Borrower in trust for the Bank and shall be immediately delivered to the Bank in the form received, for application by the Bank in accordance with the terms of this Agreement.

         2. Cross Default. Failure of Borrower to fully and timely comply with the terms of this Agreement shall be an "Event of Default" under the Note.

         3. Payments to the Bank. The Borrower agrees that all payments to be made by ARAMARK to the Borrower under the terms of the Facility Agreement shall be made directly to the Bank at its offices at 1345 Chestnut Street, Philadelphia, PA, Attention: James V. Nixon, until such time as the Note shall have been paid in full, and all the Borrower's obligations hereunder shall have been discharged.

         4. Representations. The Borrower represents and warrants to the Bank, on which representations and warranties the Borrower acknowledges the Bank will rely, that:

                  (a) No "default", "event of default" or event which, with the giving of notice or passage of time, or both, will cause a "default" or "event of default", has occurred under or with respect to any Facility Agreement.

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                  (b) No event has occurred which has or will terminate, suspend or revoke the Facility Agreement.

                  (c) The Facility Agreement attached hereto is a true and complete copy thereof, and includes all amendments.

                  (d) The Facility Agreement is valid and enforceable.

                  (e) Except for the lien granted to the Bank pursuant to this Agreement, the Borrower owns each item of the Collateral free and clear of any and all liens, security interests or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Bank, pursuant to this Agreement.

                  (f) Upon filing of the appropriate instruments or documents for the perfection of the relevant security interests, the liens granted pursuant to this Agreement will constitute perfected liens and security interests on the Collateral in favor of the Bank.

                  (g) The chief executive office, the chief place of business and the place where the Borrower keeps its records concerning accounts is 3100 Jefferson Street, Philadelphia, PA 19121.

                  (h) The Borrower has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the lien on the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the lien on the Collateral pursuant to this Agreement.

                  (i) This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  (j) The execution, delivery and performance of this Agreement will not violate any provision of any requirement of law or contractual obligation of the Borrower the violation of which could have a material adverse effect on the Borrower and will not result in the creation or imposition of any lien on any of the properties or revenues of the Borrower pursuant to any such requirement of law or contractual obligation, except as contemplated hereby.

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                  (k) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of the Borrower), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except (a) filings under the Uniform Commercial Code, and (b) such consents, authorizations and filings as shall have been obtained or made, as the case may be, prior to the date hereof and remain in full force and effect.

                  (l) No material litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues.

         5. Affirmative Covenants.

                  (a) The Borrower agrees not to interfere with the Bank's rights to enforce this Agreement and to collect and use the Collateral. In furtherance of the foregoing, the Borrower agrees that it shall not interfere in any manner with the rights and tenancies of ARAMARK under the Facility Agreement, and the Borrower shall not interrupt services to be performed or provided to ARAMARK under the Facility Agreement and the Borrower shall, at all times, timely and fully comply with its obligations under the Facility Agreement.

                  (b) This Agreement may be specifically enforced against the Borrower.

                  (c) The Borrower shall not engage any entity to discharge the Borrower's responsibilities under the Facility Agreement without first obtaining the Bank's prior written consent. All contracts entered into by the Borrower for such services shall provide that they shall be terminable by the Bank, at any time after an Event of Default under the Note, upon written notice by the Borrower or the Bank, without the payment of any fee or premium and without liability of any nature or kind.

                  (d) The Borrower shall not grant or make any further conveyances, transfers, assignments of, pledges of and security interests in the Collateral without the Bank's prior written consent, which consent the Bank may withhold in its discretion.

                  (e) The Borrower shall not consent to any assignments, modifications, amendments, terminations, alterations, extensions, releases, compromises or cancellations

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of the Facility Agreement, without the prior written consent of the Bank, which consent the Bank may withhold in its discretion.

                  (f) The Borrower shall observe, fulfill and perform each and every condition, covenant and provision of the Facility Agreement to be performed by the Borrower.

                  (g) The Borrower shall give the Bank prompt written notice of any default notice given or received by the Borrower under the Facility Agreement.

                  (h) The Borrower shall enforce, short of termination, at Borrower's sole cost and expense, the performance or observance of each and every material covenant and condition in the Facility Agreement to be performed by ARAMARK. The Borrower shall, at the Borrower's sole cost and expense, appear and vigorously defend any action arising out of or in any manner connected with the Facility Agreement.

                  (i) The Borrower shall not take any action, or fail to take any action, in connection with the Facility Agreement which would materially impair the value of the rights or interests of the Borrower or the Bank thereunder.

                  (j) At any time and from time to time, upon the written request of the Bank, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Bank may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens created hereby. The Borrower also hereby authorizes the Bank to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument or chattel paper, such instrument or chattel paper shall be immediately delivered to the Bank, duly endorsed in a manner satisfactory to the Bank, to be held as Collateral pursuant to this Agreement.

                  (k) The Borrower will comply in all material respects with all requirements of law applicable to the Collateral or any part thereof or to the operation of such Borrower's business; provided, however, that the Borrower may contest any requirement of law in any reasonable manner which

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shall not, in the sole opinion of the Bank, adversely affect the Bank's rights or the priority of their liens on the Collateral.

                  (l) The Borrower will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and
(iii) such charge is adequately reserved against on such Borrower's books in accordance with GAAP.

                  (m) The Borrower will not (i) change the location of its chief executive office/chief place of business from that specified in Section 4(g) or remove its books and records from the location specified in Section 4(g), or
(ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Bank in connection with this Agreement would become seriously misleading, unless it shall have given the Bank at least 30 days prior written notice thereof.

         6. Indemnification of the Bank.

                  (a) The Borrower agrees to observe and perform faithfully all of the obligations and agreements imposed upon the Borrower under the Facility Agreement, and the Bank will not be deemed in any manner to have assumed such obligations or agreements. The Borrower agrees to indemnify and to hold the Bank harmless of, from and against any and all liabilities, losses, claims, demands or damages which it may or might incur by reason of any claims or demands against it based (a) the execution and delivery of this Agreement and the Bank's enforcement of its rights hereunder, and (b) on its alleged assumption of Borrower's duty and obligation to perform and discharge the terms, covenants and agreements in the Facility Agreement. The Bank shall not be held liable or responsible in any manner whatsoever to the Borrower or ARAMARK for the performance of any action, matter or thing to be done or performed by Borrower or ARAMARK, or other failure to keep and perform any of their respective covenants under the Facility Agreement, nor shall the Bank be responsible or liable to either of them for any matter or thing connected with the work or the operation of the Facility or any aspect of the obligations under the Facility Agreement. Should the Bank incur any liability, loss or damage due to or by reason of this Agreement or the Facility Agreement or in defense against any such claims or demands, the amount thereof, including costs and expenses (including reasonable attorney's fees and costs) shall be added

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to the principal sum evidenced by the Note, shall bear interest at the rate provided for in the Note and shall be secured by this Agreement.

                  (b) Notwithstanding this Agreement or any exercise by the Bank of any of the Bank's rights hereunder, or any law, usage or custom to the contrary, the Borrower shall retain full responsibility for the discharge of its responsibilities under the Facility Agreement and the Borrower hereby agrees to indemnify and defend the Bank against, and hold the Bank harmless from, (i) any and all liability, loss or damage which the Bank may or might incur by reason of any deficiency or alleged deficiency in the discharge of its responsibilities under the Facility Agreement, and (ii) any and all claims and demands whatsoever which may be asserted against the Bank by reason thereof. Should the Bank incur any liability, loss or damage described in the preceding sentence, or in defense against any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be promptly reimbursed by the Borrower to the Bank and all unpaid sums shall be added to the principal sum evidenced by the Note, shall bear interest at the rate provided for in the Note, and shall be secured by this Agreement.

         7. Enforcement of Remedies. This Agreement may be enforced from time to time by the Bank at its discretion, with or without order of any court and with or without appointment of a receiver, as the Bank shall determine. Any failure on the part of the Bank promptly to exercise any option hereby given or reserved shall not prevent the exercise of any such option at any time thereafter. The Bank may pursue and enforce any remedy or remedies accorded it herein independently of, in conjunction or concurrently with, or subsequent to its pursuit and enforcement of any remedy or remedies which it may have under the Note.

         8. Limitation on Duties Regarding Preservation of Collateral. The Bank's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Bank deals with similar property for its own account. The Bank shall not be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

         9. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

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         10. Miscellaneous.

                  (a) This Agreement and the covenants and agreements contained herein shall be binding upon and shall inure to the benefit of the Bank and the Borrower and their respective successors and assigns.

                  (b) This Assignment shall be governed by the laws of the Commonwealth of Pennsylvania.

                  (c) All times shall be of the essence hereunder.

                  (d) Should the Bank elect to exercise any and all of the rights and remedies under the Facility Agreement, the Borrower shall use its best efforts to cause ARAMARK to fully comply with all the terms and conditions of the Facility Agreement.

                  (e) The Bank shall have the right to assign the Borrower's right, title and interest in all of the Collateral described in this Agreement to any subsequent holder of the Note. Any subsequent assignee shall have all the rights and powers of the Bank as provided in this Agreement.

                  (f) The Bank shall have the authority, as the Borrower's attorney-in-fact (such authority being coupled with an interest and irrevocable), to sign the Borrower's name and to bind the Borrower on all papers and documents necessary to effectuate the powers, rights and remedies granted the Bank in this Agreement.

                  (g) Any change, amendment, modification, release or cancellation of this Agreement, or any provision hereof, shall only be effective if in a written instrument signed by the Bank.

                  (h) If any provision of this Agreement violates any applicable law, it shall not render the remainder of this Agreement invalid, unenforceable and/or void.

                  (i) Notwithstanding any agreement, law, custom or usage to the contrary, the Borrower hereby assigns to the Bank any award made hereafter to it in any court procedure involving ARAMARK in any bankruptcy, insolvency, or reorganization proceedings in any state or Federal court. The Borrower hereby irrevocably appoints the Bank its attorney-in-fact to appear in any action an/or to collect any such award or payment.

                  (j) The Bank may take or release other security, may release any party primarily or secondarily liable for any obligations secured hereby, may grant extensions, renewals or indulgences with respect to such obligations, and may apply any other security therefor held by them to the satisfaction of such

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obligations without prejudice to any of its rights hereunder. The rights of the
Bank to collect said obligations and to enforce any other security therefor held by them may be exercised by the Bank either prior to, simultaneously with, or subsequent to any action by them hereunder. The failure of the Bank to avail itself of any of the terms, covenants and conditions hereof shall not be construed or deemed to be a waiver of any rights or remedies hereunder. The Bank shall have the full right, power and authority to enforce this Assignment or any of the terms, covenants or conditions hereof, at any time or times that the Bank shall deem fit.

                  (k) Notices and other communications required to be given under this Agreement shall be by hand-delivery, recognized overnight courier service (i.e., Federal Express) or postpaid, registered or certified mail, return receipt requested, addressed as follows:

                To Borrower - 1300 Jefferson Street
                              Philadelphia, PA, 19121
                              Attention:  /s/ James R. Bell

                To Bank -     CoreStates Bank, N.A.
                              1345 Chestnut Street, 3rd Floor
                              Philadelphia, PA 19107
                              Attention:  /s/ James V. Nixon

or to such other address specified in writing by one party to the other in accordance herewith.

                  (l) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         EXECUTED the day and year first above written.



ATTEST:                                 RED BELL BREWERY & PUB COMPANY

      /s/                                    /s/ James R. Bell
By: _____________________________       By:______________________________


ATTEST:                                 CORESTATES BANK, N.A.

     /s/                                     /s/
By:______________________________       By:______________________________

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